Exhibit 10b.

WINNEBAGO INDUSTRIES, INC.
2014 OMNIBUS EQUITY, PERFORMANCE AWARD, AND
INCENTIVE COMPENSATION PLAN
Non-Qualified Stock Option Agreement
Winnebago Industries, Inc. (the “Company”), pursuant to its 2014 Omnibus Equity, Performance Award, and Incentive Compensation Plan (the “Plan”), hereby grants a stock option award (the “Option”) to you, the Participant named below (the “Participant”). The terms and conditions of this Option Award are set forth in this Agreement (the “Agreement”), consisting of this cover page, the Option Terms and Conditions on the following pages, and in the Plan document, a copy of which has been provided to you. Any capitalized term that is used but not defined in this Agreement shall have the meaning assigned to it in the Plan as it currently exists or as it is amended in the future.

Name of Participant:_______________________
No. of Shares Covered: _______	Grant Date: October 15, 2018
Exercise Price Per Share:$ ______	Expiration Date: October 15, 2028
Vesting and Exercise Schedule:
Dates October 15, 2019 October 15, 2020 October 15, 2021

By signing below or otherwise evidencing your acceptance of this Agreement in a manner approved by the Company, you agree to all of the terms and conditions contained in this Agreement and in the Plan document. You acknowledge that you have received and reviewed these documents and that they set forth the entire agreement between you and the Company regarding your right to purchase shares of the Company’s common stock pursuant to this Option.

PARTICIPANT:	WINNEBAGO INDUSTRIES, INC.
By:
Title:

Exhibit 10b-1

WINNEBAGO INDUSTRIES, INC.
2014 OMNIBUS EQUITY, PERFORMANCE AWARD, AND
INCENTIVE COMPENSATION PLAN

Non-Qualified Stock Option Agreement
Terms and Conditions

1.    DEFINITIONS. For purposes of this Agreement, the definitions of terms contained in the Plan hereby are incorporated by reference, except to the extent that any such term is specifically defined in this Agreement.
“Cause” means, unless otherwise defined in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate, a Participant’s (i) material failure to perform satisfactorily the duties reasonably required of the Participant by the Company (other than by reason of Disability); (ii) material violation of any law, rule, regulation, court order or regulatory directive (other than traffic violations, misdemeanors or other minor offenses); (iii) material breach of the Company's business conduct or ethics code or of any fiduciary duty or nondisclosure, non-solicitation, non-competition or similar obligation owed to the Company or any Affiliate; (iv) engaging in any act or practice that involves personal dishonesty on the part of the Participant or demonstrates a willful and continuing disregard for the best interests of the Company and its Affiliates; or (v) engaging in dishonorable or disruptive behavior, practices or acts which would be reasonably expected to harm or bring disrepute to the Company or any of its Affiliates, their business or any of their customers, employees or vendors.
“Change in Control” means one of the following:
(1)    An Exchange Act Person becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding Voting Securities, except that the following will not constitute a Change in Control:
(A)    any acquisition of securities of the Company by an Exchange Act Person from the Company for the purpose of providing financing to the Company;
(B)    any formation of a Group consisting solely of beneficial owners of the Company's Voting Securities as of the effective date of the Plan; or
(C)    any repurchase or other acquisition by the Company of its Voting Securities that causes any Exchange Act Person to become the beneficial owner of 30% or more of the Company’s Voting Securities.
If, however, an Exchange Act Person or Group referenced in clause (A), (B) or (C) above acquires beneficial ownership of additional Company Voting Securities after initially becoming the beneficial owner of 30% or more of the combined voting power of the Company’s Voting Securities by one of the means described in those clauses, then a Change in Control will be deemed to have occurred.
(2)    Individuals who are Continuing Directors cease for any reason to constitute a majority of the members of the Board.
(3)    A Corporate Transaction is consummated, unless, immediately following such Corporate Transaction, all or substantially all of the individuals and entities who were the beneficial owners of the Company's Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding Voting Securities of the surviving or acquiring entity resulting from such Corporate Transaction (including beneficial ownership through any parent of such entity) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Company's Voting Securities.
“Continuing Director” means an individual (i) who is, as of the effective date of the Plan, a director of the Company, or (ii) who becomes a director of the Company after the effective date hereof and whose initial election, or nomination for election by the Company’s stockholders, was approved by at least a majority of the then Continuing Directors but excluding, for purposes of this clause (ii), an individual whose initial assumption of office occurs as the result of an actual or threatened proxy contest involving the solicitation of proxies or consents by a person or Group other than the Board, or by reason of an agreement intended to avoid or settle an actual or threatened proxy contest.
“Corporate Transaction” means (i) a sale or other disposition of all or substantially all of the assets of the Company, or (ii) a merger, consolidation, share exchange or similar transaction involving the Company, regardless of whether the Company is the surviving entity.
“Exchange Act Person” means any natural person, entity or Group other than (i) the Company or any Affiliate; (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; (iii) an underwriter temporarily

Exhibit 10b-2

holding securities in connection with a registered public offering of such securities; or (iv) an entity whose voting securities are beneficially owned by the beneficial owners of the Company’s voting securities in substantially the same proportions as their beneficial ownership of the Company’s voting securities.
“Good Reason” shall have the meaning set forth in the Participant’s change in control agreement, if applicable.
“Group” means two or more persons who act, or agree to act together, as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, voting or disposing of securities of the Company.
“Service” means provision of services to the Company or any Affiliate in any Service Provider capacity. The Participant’s Service shall be deemed to have terminated either upon an actual cessation of providing services to the Company or any Affiliate or upon the entity to which the Participant provides services ceasing to be an Affiliate. Service shall not be deemed terminated in the case of (i) any approved leave of absence; (ii) the Participant’s transfer among the Company and any Affiliates in any Service Provider capacity; or (iii) any change in the Participant’s status so long as the Participant remains in the service of the Company or any Affiliate in any Service Provider capacity.
“Service Provider” means an Employee, a non-employee director, or any natural person who is a consultant or advisor, or is employed by a consultant or advisor retained by the Company or any Affiliate, and who provides services (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) to the Company or any Affiliate.
“Voting Securities” of an entity means the outstanding equity securities (or comparable equity interests) entitled to vote generally in the election of directors of such entity.
2.    Vesting and Exercisability of Option.

(a)    Scheduled Vesting. This Option will vest and become exercisable as to the number of Shares and on the dates specified in the Vesting and Exercise Schedule on the cover page to this Agreement, so long as the Participant’s Service to the Company does not end. The Vesting and Exercise Schedule is cumulative, meaning that to the extent the Option has not already been exercised and has not expired or been terminated or cancelled, the Participant or the person otherwise entitled to exercise the Option as provided in this Agreement may at any time purchase all or any portion of the Shares subject to the vested portion of the Option. This Option shall not be exercisable under any circumstances after the expiration of ten (10) years from the date this option is granted.
(b)    Accelerated Vesting. Vesting and exercisability of this Option will be accelerated during the term of the Option under the circumstances described in Section 11 of the Plan. If the Participant’s Service terminates prior to the final scheduled vesting date specified in the Vesting and Exercise Schedule on the cover page to this Agreement due to the Participant’s death or Disability, then any unvested portion of the Option subject to this Agreement shall vest as of such termination date.
3.    Intentionally Omitted.
4.    Expiration. This vested and exercisable portions of this Option will expire and will no longer be exercisable at 5:00 p.m. Central Time on the earliest of:

(a)	The ten (10) year anniversary of the date this option is granted;

(b)	Upon the Participant’s termination of employment for Cause;

(c)	Upon the one year anniversary of the date of the Participant’s termination of Service due to death or Disability;

(d)	Upon the three month anniversary of the date of the Participant’s termination of Service due to any reason other than Cause, death or Disability; or

(e)	The date (if any) fixed for termination or cancellation of this Option pursuant to Section 11 of the Plan.
5.    METHOD OF EXERCISING THE OPTION.

(a)    Minimum Shares. This Option may be exercised in whole or in part, but not for less than 100 shares at any one time, unless fewer than 100 Shares are then purchasable under the Option and the Option is then being exercised as to all such Shares.

(b)    Written Notice. This Option may be exercised only by Participant or Participant’s legal representative as provided for in the Plan. This Option may be exercised by giving written notice to the Company, addressed to the attention of the Secretary of the Company. Such notice shall be in such form as may be approved by the Company and shall state, among other things, the number of shares of Common Stock to be purchased, and must be signed or otherwise authenticated by the Participant or Participant’s legal representative entitled to exercise the Option and, if being exercised by any person other than Participant, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person to exercise the Option. After the Participant has obtained approval from the Secretary of the Company to exercise some or all of the Option, he or she is required to deliver an

Exhibit 10b-3

electronic notice of exercise to the third-party stock plan administrator retained by the Company (which electronic notice will be in such form as may be approved by the Company, including (but not limited to) the following information: the number of shares of Common Stock to be purchased, the person(s) in whose name the stock certificate for the Shares is to be registered together with other identifying information relating to such holder, and the manner in which the exercise price will be paid). The electronic notice must be authenticated by the person exercising this Option.

(c)    Payment of Exercise Price. The Exercise Price plus any applicable withholding or other compensation taxes, commissions and fees payable upon exercise of all or any portion of the Shares subject to this Option shall be payable to the Company in full through one or a combination of the following methods:

i.
“Cash Transfer” from the Participant’s stock brokerage account at least 2 days prior to event, the Participant shall submit payment of the aggregate amount of the Exercise Price as well as all applicable withholding or other compensation taxes, commissions and fees to his or her brokerage account to cover costs; and/or

ii.
“Share Withholding” whereby the Participant authorizes the Company to retain, from the total number of Shares as to which the Option is being exercised, that number of Shares having a Fair Market Value on the date of exercise equal to the aggregate exercise price and the amount of any compensation taxes, commissions and fees due relating to such exercise.

In the event the Participant does not elect a payment method, the “Share Withholding” method shall apply automatically.
(d)    Withholding Taxes. The Participant may not exercise this Option in whole or in part unless the Participant makes arrangements acceptable to the Company for payment of any federal, state, local or foreign withholding taxes that may be due as a result of the exercise of this Option. Withholding taxes shall be payable by the Participant in accordance with the election(s) he or she makes pursuant to Section 5(c) above. Delivery of Shares upon exercise of this Option is subject to the satisfaction of applicable withholding tax obligations.

(e)Transfer of Shares. As promptly as practicable after receipt of such written notice, required representations, and payment, the Company shall cause to be issued and delivered to the Participant or Participant’s legal representative, electronic transfer of such shares so purchased, registered in the name as specified in the written notice and endorsed with any appropriate restrictive legends in the Participant’s stock plan account.

6.    TRANSFERABILITY OF OPTION. This Option may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In the event of the death of Participant, the Company shall deliver this Option and/or amounts payable to the executor or administrator of Participant’s estate or, if no executor or administrator has been appointed to the knowledge of the Company, the Company, it its sole discretion, may deliver this Option and/or amounts payable to the spouse or to any one or more dependents or relatives of Participant, or if no spouse, dependent may designate. This Option shall not be subject to any levy, attachment execution or similar process. In the event of any transfer or levy of process upon the rights or interests hereby conferred, the Company may terminate this Option by written notice to Participant and it shall thereupon become null and void. This Agreement shall be binding upon the beneficiaries and legal representative of Participant.

7.    ADDITIONAL RESTRICTIONS ON EXERCISE. This Option may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or regulation, including, without limitation, the Internal Revenue Code of 1986, as amended, or regulations promulgated thereunder, or Section 16(b) of the Securities Exchange Act of 1934, as amended. As a condition to the exercise of this Option, the Company may require the person exercising this Option to make any representation or warranty to the Company as may be required by applicable law or regulation or other restriction or agreement binding upon or otherwise affecting the Shares of the Company.

8.    CHANGE OF CONTROL. Pursuant to the terms of the Plan, the provisions of Section 11 of the Plan are hereby superseded for purposes of this Agreement by the provisions set forth on Appendix A attached hereto.

9.    NOTICE. Every notice or other communication relating to this Agreement shall be in writing and shall be mailed to or delivered (including electronically) to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided. Unless and until some other address is so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company, to the attention of its Vice President, General Counsel and Secretary, at its office at 13200 Pioneer Trail, Eden Prairie, MN 55347, slbogart@winnebagoind.com, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed or, if the Participant is still a Service Provider, emailed to the Participant at the address indicated in the Company's records as the Participant’s most recent mailing or email address.

10.    Additional Provisions.
(a)    No Right to Continued Service. This Agreement does not give the Participant a right to continued Service with the Company or any Affiliate, and the Company or any such Affiliate may terminate the Participant’s Service at any time and otherwise deal with the Participant without regard to the effect it may have upon the Participant under this Agreement.

Exhibit 10b-4

(b)    Governing Plan Document. This Agreement and the Award are subject to all the provisions of the Plan, and to all interpretations, rules and regulations which may, from time to time, be adopted and promulgated by the Committee pursuant to the Plan. If there is any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan will govern.
(c)    Governing Law.  This Agreement, the parties’ performance hereunder, and the relationship between them shall be governed by, construed, and enforced in accordance with the laws of the State of Iowa, without giving effect to the choice of law principles thereof.
(d)    Severability. The provisions of this Agreement shall be severable and if any provision of this Agreement is found by any court to be unenforceable, in whole or in part, the remainder of this Agreement shall nevertheless be enforceable and binding on the parties. The Participant also agrees that any trier of fact may modify any invalid, overbroad or unenforceable provision of this Agreement so that such provision, as modified, is valid and enforceable under applicable law.
(e)    Binding Effect. This Agreement will be binding in all respects on the Participant’s heirs, representatives, successors and assigns, and on the successors and assigns of the Company.
(f)    Electronic Delivery and Acceptance. The Company may deliver any documents related to this Option by electronic means and request the Participant’s acceptance of this Agreement by electronic means. The Participant hereby consents to receive all applicable documentation by electronic delivery and to participate in the Plan through an on-line (and/or voice activated) system established and maintained by the Company or the Company’s third-party stock plan administrator.

By signing the cover page of this Agreement or otherwise accepting this Agreement in a manner approved by the Company, you agree to all the terms and conditions described above and in the Plan document.

Exhibit 10b-5

APPENDIX A

11.    Corporate Transactions; Change in Control. The following provisions shall apply to outstanding Awards in the event of a Change in Control that involves a Corporate Transaction.
(a)(1)    Continuation, Assumption or Replacement of Awards. In the event of a Corporate Transaction, then the surviving or successor entity (or its parent) may continue, assume or replace Awards outstanding as of the date of the Corporate Transaction (with such adjustments as may be required or permitted by Section 17), and such Awards or replacements therefor shall remain outstanding and be governed by their respective terms, subject to Section 11(a)(4) below. A surviving or successor entity may elect to continue, assume or replace only some Awards or portions of Awards. For purposes of this Section 11(a)(1), an Award shall be considered assumed or replaced if, in connection with the Corporate Transaction and in a manner consistent with Code Section 409A (and Code Section 424 if the Award is an ISO), either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its Parent) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction, or (ii) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction and contains terms and conditions that are substantially similar to those of the Award. To the extent vesting of any Award continued, assumed or replaced under this Section 11(a)(1) is subject to satisfaction of specified performance goals, those goals shall be deemed to be achieved as of the date of the Corporate Transaction at the target level of performance, or, in the discretion of the Committee, at the actual level of performance (if determinable), and such Awards shall continue to be subject to any continuing service requirements.
(2)    Acceleration. If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then (i) all outstanding Option and SAR Awards shall become fully vested and exercisable for such period of time prior to the effective time of the Corporate Transaction as is deemed fair and equitable by the Committee, and shall terminate at the effective time of the Corporate Transaction, (ii) all outstanding Stock Awards shall fully vest immediately prior to the effective time of the Corporate Transaction, and (iii) to the extent vesting of any Award is subject to satisfaction of specified performance goals, such Award shall be deemed “fully vested” for purposes of this Section 11(a)(2) at the greater of target level of performance or actual level of performance (if determinable) and the vested portion of the Award at that level of performance is proportionate to the portion of the performance period that has elapsed as of the effective time of the Corporate Transaction. The Committee shall provide written notice of the period of accelerated exercisability of Option and SAR Awards to all affected Participants. The exercise of any Option or SAR Award whose exercisability is accelerated as provided in this Section 11(a)(2) shall be conditioned upon the consummation of the Corporate Transaction and shall be effective only immediately before such consummation.
(3)    Payment for Awards. If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then the Committee may provide that some or all of such outstanding Awards shall be canceled at or immediately prior to the effective time of the Corporate Transaction in exchange for payments to the holders as provided in this Section 11(a)(3). The Committee will not be required to treat all Awards similarly for purposes of this Section 11(a)(3). The payment for any Award canceled shall be in an amount equal to the difference, if any, between (i) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Corporate Transaction for the number of Shares subject to the Award, and (ii) the aggregate exercise price (if any) for the Shares subject to such Award. If the amount determined pursuant to the preceding sentence is not a positive number with respect to any Award, such Award may be canceled pursuant to this Section 11(a)(3) without payment of any kind to the affected Participant. With respect to an Award whose vesting is subject to the satisfaction of specified performance goals, the number of Shares subject to such an Award for purposes of this Section 11(a)(3) shall be the number of Shares as to which the Award would have been deemed “fully vested” for purposes of Section 11(a)(2). Payment of any amount under this Section 11(a)(3) shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s stockholders in connection with the Corporate Transaction, and may, in the Committee’s discretion, include subjecting such payments to vesting conditions comparable to those of the Award canceled, subjecting such payments to escrow or holdback terms comparable to those imposed upon the Company’s stockholders under the Corporate Transaction, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.
(4)    Termination After a Corporate Transaction. If and to the extent that Awards are continued, assumed or replaced under the circumstances described in Section 11(a)(1), and if within twenty-four (24) months after the Corporate Transaction a Participant experiences an involuntary termination of Service for reasons other than Cause, or terminates his or her Service for Good Reason, then (i) outstanding Option and SAR Awards issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable for one year following the Participant’s termination of employment, and (ii) any Stock Awards that are not yet fully vested shall immediately vest in full.
(b)    Other Change in Control. In the event of a Change in Control that does not involve a Corporate Transaction, if within twenty-four (24) months after the Change in Control a Participant experiences an involuntary termination of Service for reasons other than Cause, or terminates his or her Service for Good Reason, then (i) outstanding Option and SAR Awards issued to the Participant that are not yet fully exercisable shall immediately become fully vested and exercisable and shall remain exercisable for one year following the Participant’s termination of employment, (ii) any Stock Awards that are not yet fully vested shall immediately

Exhibit 10b-6

vest in full, and (iii) to the extent vesting of any Award is subject to satisfaction of specified performance goals, such Award shall be deemed “fully vested” for purposes of this Section 11(b) at the greater of target level of performance or actual level of performance (if determinable) and the vested portion of the Award at that level of performance is proportionate to the portion of the performance period that has occurred up to the date of such Participant’s termination of Service.
(c)    Dissolution or Liquidation. Unless otherwise provided in an applicable Agreement, in the event of a proposed dissolution or liquidation of the Company, the Committee will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. An Award will terminate immediately prior to the consummation of such proposed action.

Exhibit 10b-7